Exhibit 8(eee)(1)
Amendment No. 1 to Participation Agreement (Janus)
[Investor]
AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
     THIS AMENDMENT No. 1 to the Participation Agreement (the “Agreement”) between Janus Aspen Series (the “Trust”), ML Life Insurance Company of New York (the “Company”) and Janus Distributors LLC (the “Distributor”) is effective as of October 30, 2009. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
     WHEREAS, the Trust, the Company and the Distributor have entered into the Agreement, dated May 1, 2007; and
     WHEREAS, AEGON USA, Inc. purchased the Company through a transaction effective December 28, 2007; and
     WHEREAS, certain Company functions are transitioning to the Cedar Rapids offices of the Company, effective November 9, 2009; and
     WHEREAS, Merrill Lynch, Pierce, Fenner & Smith, Inc. (“MLPF&S”) is no longer the broker-dealer for the Company; and
     WHEREAS, the Trust, the Company and the Distributor now desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Distributor and the Company hereby agree:
1.	Amendment.

A. The tenth whereas is hereby deleted and replaced by the following:

WHEREAS, Transamerica Capital, Inc. (“Policy Underwriter”), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

2.	Effectiveness. The Amendment is effective as of the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Trust, the Company and the Distributor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ML LIFE INSURANCE COMPANY		JANUS ASPEN SERIES
OF NEW YORK

By:	/s/ Lon Olejniczak	By:	/s/ Stephanie Grauerholz-Lofton

Name:	Lon Olejniczak	Name:	Stephanie Grauerholz-Lofton
Title:	President	Title:	Vice President

JANUS DISTRIBUTORS LLC

By:	/s/ John Ingram

Name:	John Ingram
Title:	President